Exhibit 99.1

PCTEL Achieves $27.9 Million in Third Quarter Revenue

Strong Sequential Revenue and Operating Margin Growth

BLOOMINGDALE, IL. – October 30, 2014 — PCTEL, Inc. (NASDAQ:PCTI), a leader in Performance Critical Telecom solutions, announced its 2014 third quarter results.

Third Quarter Highlights

$27.9 million in revenue for the quarter, an increase of six percent from the same period last year and an increase of $1.8 million over the second quarter of this year.

Gross profit margin of 41 percent in the quarter, unchanged from the same period last year.

GAAP operating margin from continuing operations of eight percent for the quarter, compared to operating margin of four percent for the same period last year.

GAAP net income from continuing operations of $2.2 million for the quarter, or $0.12 per diluted share, compared to net income of $751,000 from continuing operations, or $0.04 per diluted share for the same period last year.

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, one-time gains or losses, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating margin from continuing operations of 12 percent in the quarter, compared to 11 percent from the same period last year.

Non-GAAP net income from continuing operations of $2.9 million or $0.16 per diluted share in the quarter, compared to $2.3 million or $0.13 per diluted share from the same period last year representing a 26 percent increase.

$58.9 million of cash, short-term investments at September 30, 2014, an increase of approximately $5.0 million from the preceding quarter. During the quarter the company paid $750,000 in dividends, and generated approximately $5.75 million of cash and investments from all other sources.

“We enjoyed a strong quarter in network engineering, IBflex™ scanning receivers, new OEM antenna design wins, mobile towers and small cell site solution deployment” said Marty Singer, PCTEL’s Chairman and CEO. “We anticipate continued demand from China’s LTE carriers, execution against our strong small cell site solution backlog, expansion of our broadband wireless antenna business and new applications for our industry-leading GNSS antennas. The demand for in-building, ODAS, and wireless capacity in dense venues should drive continued growth of our network engineering services operation and in-building solutions,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 13775108. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 13775108.

About PCTEL

PCTEL delivers Performance Critical Telecom solutions. RF Solutions develops and provides test equipment, software, and engineering services for wireless networks. Engineers rely upon PCTEL to visualize, benchmark, and optimize wireless networks. Connected Solutions™ designs and delivers performance critical antennas and site solutions for wireless networks globally. Our antennas support evolving wireless standards for cellular, private, and broadband networks. PCTEL antennas and site solutions support networks worldwide, including SCADA for oil, gas and utilities, fleet management, industrial operations, health care, small cell and network timing deployment, defense, public safety, education, and broadband access.

PCTEL’s performance critical products include its SeeGull® scanning receivers and CW Transmitter, SeeHawk® and SeeHawk® Touch™ analytic software, and its SeeWave™ interference locating system. PCTEL is recognized globally for its industry leading-edge IBflex™, EXflex™, and MX scanning receivers and its sophisticated in-building Network Engineering Services (NES).

PCTEL’s performance critical MAXRAD® and Bluewave™ antenna solutions include high rejection and high performance GPS and GNSS products, the industry leading Yagi portfolio, mobile and indoor LTE, broadband, and LMR antennas and PIM-rated antennas for transit, in-building, and small cell applications. We provide performance critical mobile towers for demanding emergency and oil and gas network applications and leverage our design, logistics, and support capabilities to deliver performance critical site solutions into carrier, railroad, and utility applications.

PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites: www.pctel.com, www.antenna.com, or www.rfsolutions.pctel.com.

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding the growth of PCTEL’s in-building engineering services and scanning receiver sales, the performance of the Connected Solutions business and the anticipated success of our new antenna and scanning receiver products, are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800
Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	September 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$19,345	$21,790
Short-term investment securities	39,546	36,105
Accounts receivable, net of allowance for doubtful accounts of $145 and $130 at September 30, 2014 and December 31, 2013, respectively	20,236	18,603
Inventories, net	16,367	14,535
Deferred tax assets, net	2,303	1,629
Prepaid expenses and other assets	1,444	3,166

Total current assets	99,241	95,828

Property and equipment, net	14,898	14,971
Goodwill	161	161
Intangible assets, net	3,102	4,604
Deferred tax assets, net	10,685	11,827
Other noncurrent assets	39	41

TOTAL ASSETS	$128,126	$127,432

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$5,436	$4,440
Accrued liabilities	8,495	7,803

Total current liabilities	13,931	12,243

Other long-term liabilities	551	3,137

Total liabilities	14,482	15,380

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,503,259 and 18,566,119 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	19	19
Additional paid-in capital	144,804	143,572
Accumulated deficit	(31,355)	(31,748)
Accumulated other comprehensive income	176	209

Total stockholders’ equity	113,644	112,052

TOTAL LIABILITIES AND EQUITY	$128,126	$127,432

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
REVENUES	$27,932	$26,471	$77,769	$78,290
COST OF REVENUES	16,538	15,695	45,943	47,373

GROSS PROFIT	11,394	10,776	31,826	30,917

OPERATING EXPENSES:
Research and development	2,659	2,735	8,970	7,963
Sales and marketing	3,054	2,912	9,312	8,986
General and administrative	3,120	3,576	9,822	12,034
Amortization of intangible assets	465	596	1,503	1,804
Restructuring charges	0	29	0	254

Total operating expenses	9,298	9,848	29,607	31,041

OPERATING INCOME (LOSS)	2,096	928	2,219	(124)
Other income, net	207	389	738	4,778

INCOME BEFORE INCOME TAXES	2,303	1,317	2,957	4,654
Expense for income taxes	85	566	340	1,764

NET INCOME FROM CONTINUING OPERATIONS	2,218	751	2,617	2,890

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	0	0	0	(109)

NET INCOME	$2,218	$751	$2,617	$2,781

Earnings per Share from Continuing Operations:
Basic	$0.12	$0.04	$0.14	$0.16
Diluted	$0.12	$0.04	$0.14	$0.16

Loss per Share from Discontinued Operations:
Basic	$0.00	$0.00	$0.00	($0.01)
Diluted	$0.00	$0.00	$0.00	($0.01)

Earnings per Share:
Basic	$0.12	$0.04	$0.14	$0.16
Diluted	$0.12	$0.04	$0.14	$0.15

Weighed Average Shares:
Basic	18,112	17,841	18,155	17,766
Diluted	18,271	18,354	18,346	18,093

Cash dividend per share	$0.040	$0.035	$0.120	$0.105

PCTEL, INC.

P&L INFORMATION BY SEGMENT - Continuing Operations

(in thousands)

	Three Months Ended September 30, 2014				Nine Months Ended September 30, 2014
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$18,697	$9,283	($48)	$27,932	$52,409	$25,578	($218)	$77,769

GROSS PROFIT	5,803	5,584	7	11,394	16,635	15,171	20	31,826

OPERATING INCOME (LOSS)	$2,262	$2,492	($2,658)	$2,096	$5,278	$5,150	($8,209)	$2,219

	Three Months Ended September 30, 2013				Nine Months Ended September 30, 2013
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$18,318	$8,243	($90)	$26,471	$56,874	$21,617	($201)	$78,290

GROSS PROFIT	5,684	5,090	2	10,776	17,352	13,547	18	30,917

OPERATING INCOME (LOSS)	$1,738	$2,098	($2,908)	$928	$4,872	$5,139	($10,135)	($124)

Reconciliation GAAP To non-GAAP Results Of Continuing Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a) from Continuing Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating Income (Loss)	$2,096	$928	$2,219	($124)

(a) Add:
Amortization of intangible assets	465	596	1,503	1,804
TelWorx restructuring:
-Restructuring charges	0	29	0	254
-Cost of Goods Sold	0	0	0	284
TelWorx investigation:
-General & Administrative	188	389	686	1,880
Legal settlement
-General & Administrative	0	0	75	0
Stock Compensation:
-Cost of Goods Sold	112	104	315	295
-Engineering	149	182	509	505
-Sales & Marketing	155	174	491	435
-General & Administrative	315	438	1,263	1,384

	1,384	1,912	4,842	6,841

Non-GAAP Operating Income	$3,480	$2,840	$7,061	$6,717

% of revenue	12.5%	10.7%	9.1%	8.6%

Reconciliation of GAAP net income to non-GAAP net income (b) from Continuing Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Income from Continuing Operations	$2,218	$751	$2,617	$2,890

Adjustments:
(a) Non-GAAP adjustment to operating income	1,384	1,912	4,842	6,841
Other income related to the TelWorx settlement and TelWorx SEC investigation	(188)	(389)	(660)	(4,768)
Other legal settlements	0	0	(75)	0
(b) Income Taxes	(545)	55	(932)	553

	651	1,578	3,175	2,626

Non-GAAP Net Income from Continuing Operations	$2,869	$2,329	$5,792	$5,516

Non-GAAP Earning per Share:
Basic	$0.16	$0.13	$0.32	$0.31
Diluted	$0.16	$0.13	$0.32	$0.30

Weighed Average Shares:
Basic	18,112	17,841	18,155	17,766
Diluted	18,271	18,354	18,346	18,093

This schedule reconciles the Company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.

(b) These adjustments include the items described in footnote (a) as well as other income for the TelWorx legal settlement and insurance claims related to the TelWorx investigation, and non-cash income tax expense.

Reconciliation GAAP To non-GAAP SEGMENT INFORMATION (unaudited) (a) - Continuing Operations

(in thousands except per share information)

	Three Months Ended September 30, 2014				Nine Months Ended September 30, 2014
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
Operating Income (Loss)	$2,262	$2,492	($2,658)	$2,096	$5,278	$5,150	($8,209)	$2,219

Add:
Amortization of intangible assets	261	204	0	465	891	612	0	1,503
TelWorx restructuring:
-Restructuring charges	0	0	0	0	0	0	0	0
-Cost of Goods Sold	0	0	0	0	0	0	0	0
TelWorx investigation:
-General & Administrative	0	0	188	188	0	0	686	686
Legal settlement
-General & Administrative	0	0	0	0	0	0	75	75
Stock Compensation:
-Cost of Goods Sold	58	54	0	112	157	158	0	315
-Engineering	63	86	0	149	229	280	0	509
-Sales & Marketing	122	33	0	155	401	90	0	491
-General & Administrative	54	31	230	315	202	98	963	1,263

	558	408	418	1,384	1,880	1,238	1,724	4,842

Non-GAAP Operating Income (Loss)	$2,820	$2,900	($2,240)	$3,480	$7,158	$6,388	($6,485)	$7,061

	Three Months Ended September 30, 2013				Nine Months Ended September 30, 2013
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
Operating Income (Loss)	$1,738	$2,098	($2,908)	$928	$4,872	$5,139	($10,135)	($124)

Add:
Amortization of intangible assets	392	204	0	596	1,181	623	0	1,804
TelWorx restructuring:
-Restructuring charges	29	0	0	29	254	0	0	254
-Cost of Goods Sold	0	0	0	0	284	0	0	284
TelWorx investigation:
-General & Administrative	0	0	389	389	0	0	1,880	1,880
Stock Compensation:
-Cost of Goods Sold	44	60	0	104	109	186	0	295
-Engineering	77	105	0	182	207	298	0	505
-Sales & Marketing	127	47	0	174	328	107	0	435
-General & Administrative	95	34	309	438	249	76	1,059	1,384

	764	450	698	1,912	2,612	1,290	2,939	6,841

Non-GAAP Operating Income (Loss)	$2,502	$2,548	($2,210)	$2,840	$7,484	$6,429	($7,196)	$6,717

This schedule reconciles the Company’s GAAP operating income by segment to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.